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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934






         Date of Report (Date of earliest reported event): July 29, 2002



                               MOTIENT CORPORATION
             (Exact name of registrant as specified in its charter)




         Delaware                    0-23044                   93-0976127
     (State or other           (Commission File No.)          (IRS Employer
jurisdiction of incorporation                             Identification Number)
     or organization)


                            10802 Parkridge Boulevard
                           Reston, Virginia 20191-5416
                                 (703) 758-6000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

ITEM 5.

On July 29, 2002, Motient Corporation ("Motient") effected a reduction in its workforce in order to reduce operating expenses and thereby preserve cash. In this action, 94 employees were terminated, reducing the Company's total workforce from 323 employees to 229 employees. Motient expects that this reduction in workforce, together with additional cost reductions being implemented, will reduce the Company's monthly cash burn rate by approximately $700,000. Even with these cost reductions, the Company's operating expenses exceed its revenues, and it remains cash flow negative. The Company is pursuing a variety of other ways to grow its revenue and reduce its operating expenses further by more efficiently providing its service.

In addition, on July 16, 2002, W. Bartlett Snell resigned his position as Executive Vice President and Chief Financial Officer, to pursue other opportunities. Mr. Snell also resigned from the Board of Directors of Motient. Patricia C. Tikkala, the Company's Controller, has been promoted to the position of Chief Financial Officer.

Also, on July 16, 2002 James D. Dondero of Highland Capital Management LP, one of the Company's largest stockholders, was elected to the Company's Board of Directors.


Forward-looking statements

This report contains and incorporates forward looking statements, including statements regarding Motient's continuing operations and business, and Motient's future financial performance and financial condition. Factors that could cause actual results to differ materially from those in the forward looking statements in this news release include the factors described in Motient's registration statement on Form S-1 (File No. 333-87844), as well as in Motient's annual report on Form 10-K for the year ended December 31, 2001 and its other periodic filings and reports with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MOTIENT CORPORATION



                                          By:  /s/David H. Engvall
                                               David H. Engvall
                                               Senior Vice President, General
                                                Counsel and Secretary


Date:  July 30, 2002